UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9, 2009
Pennichuck Corporation

(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (603) 882-5191
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 9, 2009, Pennichuck Corporation (the “Company”) filed with the SEC certain contracts for loan agreements previously entered into and funded in March 1996 and March 2005, respectively, each of which is reflected in the notes to the Company’s audited financial statements. The agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

Exhibit
Number	Exhibit Description

10.1	Loan Agreement dated March 4, 2005 between Pennichuck Water Works, Inc. and American United Life Insurance Company regarding $5,000,000 5.00% Senior Notes due March 4, 2010

10.2	Loan Agreement dated March 1, 1996 between Pennichuck Water Works, Inc. and American United Life Insurance Company regarding $8,000,000 7.40% Senior Notes due March 1, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION (Registrant)
Date: December 9, 2009	By:	/s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial Officer